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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No.
333-660, No. 333-10631 and No. 333-10633 and Form S-3 No. 333-23385) of Symix
Systems, Inc. dated June 25, 1991, January 30, 1992, December 16, 1993, December 16, 1993, January 29, 1996, August 22, 1996, August 22, 1996 and
March 26, 1997, respectively, of our report dated July 25, 1997, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Symix Systems, Inc.




/s/ Ernst & Young LLP
-------------------------
Ernst & Young LLP

Columbus, Ohio
September 26, 1997